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                                                                   EXHIBIT 21.1


                                  SUBSIDIARIES
                                       OF
                                DATASCOPE CORP.


   The following table lists, as of June 30, 2004, the direct and indirect subsidiaries of Datascope Corp., the jurisdiction of organization and the percentage of voting securities owned by the immediate parent of each subsidiary:

                                                      WHERE            % OF
                                                  INCORPORATED     VOTING STOCK
                                                 --------------    ------------
   Datascope FSC, Ltd.                           Barbados              100
   Datascope Investment Corp.                    New Jersey            100
   Datascope B.V.                                Netherlands           100
       Datascope Medical Co. Ltd.                United Kingdom        100
       Datascope S.A.R.L.                        France                100
       Datascope GmbH                            Germany               100
       InterVascular S.A.S.                      France                100
       Datascope SL                              Spain                 100
       Datascope Interventional GmbH             Germany               100
   Bioplex Corp.                                 Delaware              100
       Bioplex Medical B.V.                      Netherlands           100
   Datascope Biomaterials Research B.V.          Netherlands           100
   Genisphere, Inc.                              Delaware               83
   InterVascular Inc.                            Delaware              100
       InterVascular S.A.R.L.                    France                100
       InterVascular GmbH                        Germany               100
       Datascope Italia S.r.l.                   Italy                 100
       Datascope SPRL                            Belgium               100
       Datascope Trademark Corp.                 Delaware              100